Exhibit 99.2

PEPCO HOLDINGS AND EXELON REACH MERGER SETTLEMENT WITH

DISTRICT OF COLUMBIA GOVERNMENT

Enhanced package of benefits filed today responds to PSC concerns

WASHINGTON, D.C. and CHICAGO (Oct. 6, 2015) – Pepco Holdings Inc. (NYSE: POM) and Exelon Corporation (NYSE: EXC) today announced they have reached a settlement with the Government of the District of Columbia and others on the companies’ proposed merger that will deliver substantially enhanced benefits to consumers and businesses in the District. The settlement package was specifically shaped to address the concerns articulated by the District of Columbia Public Service Commission (PSC) in its August order.

The new package of benefits includes commitments to provide bill credits, low-income assistance, fewer and shorter outages, a cleaner and greener D.C., and investment in local jobs and the local economy. Pepco Holdings and Exelon submitted the settlement agreement to the PSC for approval as part of the existing merger proceeding.

Also signing on to the settlement agreement are the Office of the People’s Counsel and the Office of the Attorney General of the District of Columbia, as well as the Apartment and Office Building Association of Metropolitan Washington, the District of Columbia Water and Sewer Authority, the National Consumer Law Center and the National Housing Trust.

“We heard the Public Service Commission’s concerns loud and clear, and this new merger proposal presents greater benefits to the District,” said Chris Crane, president and CEO of Exelon. “Our settlement includes more than 120 commitments to ensure the merger is unequivocally in the public interest.”

“The District deserves a healthy utility company that guarantees affordability, reliability and sustainability for residents and ratepayers,” said District of Columbia Mayor Muriel Bowser. “We kept the conversations with Pepco and Exelon alive, because we knew we had to do better for the District. My team negotiated a deal that puts District residents and ratepayers first – by delivering a public utility that is cost-effective, dependable and environmentally sound.”

Under the new proposal, Exelon will more than double direct benefits to customers by providing $72.8 million for bill credits, low-income assistance, renewable energy and energy efficiency programs in the District. These funds are expected to offset distribution rate increases for residential customers through March 2019. Of the direct funds provided, $16.15 million would be used to help low-income customers.

“This new proposal meets the needs of families and businesses in the District,” said Joseph Rigby, chairman, president and CEO of Pepco Holdings. “Merging with Exelon is the only way to provide Pepco customers and communities these significant benefits, which we believe are too great to forfeit.”

Todd Nedwick, Housing and Energy Efficiency Policy Director, National Housing Trust, said, “The settlement announced today provides meaningful benefits to vulnerable, low-income District residents. The settlement provides at least $6.75 million for energy efficiency retrofits to make multifamily homes healthy and affordable. Energy efficiency in affordable housing lowers utility costs, keeps housing affordable and reduces greenhouse gases. A triple win.”

Pepco and Exelon have committed to invest substantially in advancing the District of Columbia’s long-term sustainability goals, including $3.5 million for new renewable energy and $3.5 million for energy efficiency programs. In addition, Exelon will significantly expand solar energy in the District by developing up to 10 megawatts (MW) of new solar generation and making it easier and faster for customers to install solar panels. Exelon will provide another $5 million of capital to governmental entities to develop renewable energy in the District and will purchase 100 MW of wind energy. In addition, Pepco will work with the District to develop at least four new microgrids.

Under the enhanced proposal, Pepco will reduce the frequency and duration of power outages. Pepco’s reliability performance will exceed the standards the PSC has set or the company will face significant financial penalties if it fails to do so. Pepco is expected to reach these more aggressive goals for reliability without increasing planned budgets, providing cost protection to customers.

The new package of benefits also includes commitments by Pepco Holdings and Exelon to promote local jobs and an additional $5.2 million for workforce development in the District.

Exelon also will continue Pepco’s support for the local community by guaranteeing charitable contributions in the District of $19 million over 10 years to nonprofits that serve residents in the District.

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About Exelon Corporation

Exelon Corporation (NYSE: EXC) is the nation’s leading competitive energy provider, with 2014 revenues of approximately $27.4 billion. Headquartered in Chicago, Exelon does business in 48 states, the District of Columbia and Canada. Exelon is one of the largest competitive U.S. power generators, with approximately 32,000 megawatts of owned capacity comprising one of the nation’s cleanest and lowest-cost power generation fleets. The company’s Constellation business unit provides energy products and services to more than 2.5 million residential, public sector and business customers, including more than two-thirds of the Fortune 100. Exelon’s utilities deliver electricity and natural gas to more than 7.8 million customers in central Maryland (BGE), northern Illinois (ComEd) and southeastern Pennsylvania (PECO). Follow Exelon on Twitter @Exelon.

About Pepco Holdings Inc.

Pepco Holdings Inc. is one of the largest energy delivery companies in the Mid-Atlantic region, serving about 2 million customers in Delaware, the District of Columbia, Maryland and New Jersey. PHI subsidiaries Pepco, Delmarva Power and Atlantic City Electric provide regulated electricity service; Delmarva Power also provides natural gas service. PHI also provides energy efficiency and renewable energy services through Pepco Energy Services. For more information, visit online: www.pepcoholdings.com.

Cautionary Statements Regarding Forward-Looking Information

Except for the historical information contained herein, certain of the matters discussed in this communication constitute “forward-looking statements” within the meaning of the Securities Act of 1933 and the Securities Exchange Act of 1934, both as amended by the Private Securities Litigation Reform Act of 1995. Words such as “may,” “might,” “will,” “should,” “could,” “anticipate,” “estimate,” “expect,” “predict,” “project,” “future,” “potential,” “intend,” “seek to,” “plan,” “assume,” “believe,” “target,” “forecast,” “goal,” “objective,” “continue” or the negative of such terms or other variations thereof and words and terms of similar substance used in connection with any discussion of future plans, actions, or events identify forward-looking statements. These forward-looking statements include, but are not limited to, statements regarding benefits of the proposed merger, integration plans and expected synergies, the expected timing of completion of the transaction, anticipated future financial and operating performance and results, including estimates for growth. These statements are based on the current expectations of management of Exelon Corporation (Exelon) and Pepco Holdings, Inc. (PHI), as applicable. There are a number of risks and uncertainties that could cause actual results to differ materially from the forward-looking statements included in this communication. For example, (1) the uncertainty surrounding reconsideration of the denial of the Merger application by the DC Public Service Commission may delay the merger or cause the companies to abandon the merger; (2) conditions to the closing of the merger may not be satisfied; (3) problems may arise in successfully integrating the businesses of the companies, which may result in the combined company not operating as effectively and efficiently as expected; (4) the combined company may be unable to achieve cost-cutting synergies or it may take longer than expected to achieve those synergies; (5) the merger may involve unexpected costs, unexpected liabilities or unexpected delays, or the effects of purchase accounting may be different from the companies’ expectations; (6) the credit ratings of the combined company or its subsidiaries may be different from what the companies expect; (7) the businesses of the companies may suffer as a result of uncertainty surrounding the merger; (8) the companies may not realize the values expected to be obtained for properties expected or required to be sold; (9) the industry may be subject to future regulatory or legislative actions that could adversely affect the companies; and (10) the companies may be adversely affected by other economic, business, and/or competitive factors. Other unknown or unpredictable factors could also have material adverse effects on future results, performance or achievements of the combined company. Therefore, forward-looking statements are not guarantees or assurances of future performance, and actual results could differ materially from those indicated by the forward-looking statements. Discussions of some of these other important factors and assumptions are contained in Exelon’s and PHI’s respective filings with the Securities and Exchange Commission (SEC), and available at the SEC’s website at www.sec.gov, including: (1) Exelon’s 2013 Annual Report on Form 10-K in (a) ITEM 1A. Risk Factors, (b) ITEM 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations and (c) ITEM 8. Financial Statements and Supplementary Data: Note 22; (2) Exelon’s Second Quarter 2015 Quarterly Report on Form 10-Q in (a) Part II, Other Information, ITEM 1A. Risk Factors; (b) Part 1, Financial Information, ITEM 2. Management’s Discussion and Analysis of Financial Condition and Results of Operations and (c) Part I, Financial Information, ITEM 1. Financial Statements: Note 19; (3) the definitive proxy statement that PHI filed with the SEC on August 12, 2014 and mailed to its stockholders in connection with the proposed merger (as supplemented by PHI’s Form 8-K filed with the SEC on September 12, 2014); (4) PHI’s 2014 Annual Report on Form 10-K in (a) ITEM 1A. Risk Factors, (b) ITEM 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations and (c) ITEM 8. Financial Statements and Supplementary Data: Note 15; and (5) PHI’s Second Quarter 2015 Quarterly Report on Form 10-Q in (a) PART I, ITEM 1. Financial Statements, (b) PART I, ITEM 2. Management’s Discussion and Analysis of Financial Condition and Results of Operations. In light of these risks, uncertainties, assumptions and factors, the forward-looking events discussed in this communication may not occur. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this communication. Neither Exelon nor PHI undertakes any obligation to publicly release any revision to its forward-looking statements to reflect events or circumstances after the date of this communication. New factors emerge from time to time, and it is not possible for Exelon or PHI to predict all such factors. Furthermore, it may not be possible to assess the impact of any such factor on Exelon’s or PHI’s respective businesses or the extent to which any factor, or combination of factors, may cause results to differ materially from those contained in any forward-looking statement. Any specific factors that may be provided should not be construed as exhaustive.

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Media Contacts:	Exelon	Pepco Holdings
	Paul Elsberg	Myra Oppel
	312-394-7417	202-872-2680

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